UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 26, 2018 (October 25, 2018)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE.

On June 14, 2018, ALR Technologies Inc. (“ALRT” or the “Company”) issued a Form 8K announcing that the Chief Executive Officer of the Company accepted a proposal from the board of directors to purchase a $5,000,000 convertible debenture financing (the “Financing”) from the Company. On September 20, 2018, the parties agreed to increase the proposed Financing from $5,000,000 to $7,000,000 and the Company subsequently issued a Form 8K to announce the increase. The parties have now further agreed to increase the proposed Financing from $7,000,000 to $8,500,000. The Financing will continue to be convertible into shares of common stock of the Company at $0.05 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of October 2018.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Chief Executive Officer and Chairman of the Board of Directors